Exhibit 4.13
AMENDMENT NO. 2
Dated February 28, 2011
          THIS AMENDMENT NO. 2 (“Amendment 2”) to that certain Loan and Security Agreement No. 1452 dated as of January 27, 2010 (“Agreement”), by and between Lighthouse Capital Partners VI, L.P., as “Agent” for the lenders identified on Schedule A to the Agreement (such lenders, together with their respective successors and assigns are referred to herein each individually as a “Lender” and collectively as “Lenders”), the Lenders and Kior, Inc. (“Borrower”).
RECITALS
          WHEREAS, Borrower and Lenders have previously entered into that certain Loan and Security Agreement No. 1452 dated January 27, 2010, as amended, (the “Agreement”) (all capitalized terms not otherwise defined herein are defined in the Agreement);
          WHEREAS, Borrower has requested that Lenders modify certain terms of its existing term loan financing; and
          WHEREAS, Lenders have agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:
     I. Section 1.1, the following definitions shall be added to the Agreement:
“Amendment 1” means that certain Amendment No. 1 to Loan and Security Agreement by and between Agent, Lenders and Parent.
“Amendment 2” means this Amendment No. 2 to Loan and Security Agreement by and between Agent, Lenders and Borrower.
“Columbus” means Kior Columbus LLC, a limited liability company organized under the laws of Delaware and a wholly-owned subsidiary of Borrower.
“Exempt Subsidiary” means (i) Columbus and (ii) each Subsidiary formed after the date hereof that is the primary obligor to the United States Department of Energy under one or more credit arrangements for the development of alternative fuel projects.
“New Warrants” means the warrant agreements in the form attached to this Amendment 2 as Exhibit C-2.
     II. Section 1.1, the following definitions of the Agreement shall be deleted in their entirety and replaced with the following:
“Basic Rate” a per annum rate of interest equal to (i) 13% during the Interest Only Period and (ii) 12% on and after the Loan Commencement Date.
“Commitment Fee” means (i) $15,000 due in conjunction with the Agreement; and (ii) $15,000 due in conjunction with this Amendment 2.
“Disclosure Schedule” means the updated schedule attached as Schedule 1-1 hereto.

“Loan Documents” means, collectively, the Agreement, Amendment 1, Amendment 2, the Warrant, the Notes, and all other documents, instruments and agreements entered into between Borrower or any Subsidiary or affiliate of Borrower and Lender in connection with the Loan, all as amended or extended from time to time.
“Incumbency Certificate” means the document in the form of Exhibit E attached to the Agreement for Parent and in the form of Exhibit E-1 attached to this Amendment 2.
“Interest Only Period” means the period commencing on February 1, 2011 and continuing through the day immediately preceding the Loan Commencement Date.
“Loan Commencement Date” means , March 1, 2012.
“Note” means collectively (i) the Amended and Restated Secured Promissory Note (the “LCP Amended Note”) in the form of Exhibit B-1 attached to Amendment 2, which shall amend and restate the Note issued by Borrower to Lighthouse Capital Partners VI, L.P. on January 29, 2010 in the principal amount of $4,900,000; and (ii) (A) the Amended and Restated Secured Promissory Note (the “Leader-A Amended Note”) in the form of Exhibit B-2 attached to Amendment 2, which shall amend and restate the Note issued by Borrower to Leader Lending, LLC — Series A on January 29, 2010 in the principal amount of $1,050,000 and (B) the Amended and Restated Secured Promissory Note (the “Leader-B Amended Note”) in the form of Exhibit B-3 attached to Amendment 2, which shall amend and restate the Note issued by Borrower to Leader Lending, LLC — Series B on January 29, 2010 in the principal amount of $1,050,000.
“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s or any Subsidiary’s business; (iii) Indebtedness secured by clauses (ii), (v), and (vi) of Permitted Liens; (iv) Indebtedness between the Borrower and any Exempt Subsidiary created in the ordinary course of business (for clarity, for purposes of this section, the “ordinary course of business” shall include such intercompany Indebtedness incurred for purposes of funding the expenses related to the financing, buildout, development and operation of the business of such Exempt Subsidiary); (v) Indebtedness between the Borrower and any Subsidiaries that are not Exempt Subsidiaries created in the ordinary course of business, provided such Subsidiary is a co-Borrower hereunder; (vi) Indebtedness set forth on the Disclosure Schedule as of the date of this Agreement; (vii) Subordinated Indebtedness; (viii) unsecured guarantees of Borrower made with respect to the primary obligations of its Exempt Subsidiaries including obligations of the Exempt Subsidiaries in favor of the State of Mississippi and in the future the United States Department of Energy, provided such primary obligations of the Exempt Subsidiary and the corresponding Borrower guaranty agreements are all in form and substance reasonably satisfactory to Lender; and (ix) extensions, refinancing, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or an Exempt Subsidiary, as the case may be.
“Permitted Investments” means (i) Investments existing as of the date hereof and disclosed on the Disclosure Schedule; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within 1 year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit maturing no more than 1 year from the date of investment therein, and (d) money market accounts; (iii) Investments made pursuant to an investment policy approved by the Board of Directors that is designed to maintain liquidity and preserve capital with respect to Borrower’s excess cash; (iv) Investments not to exceed $100,000 in the aggregate in any fiscal year consisting of (a) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (b) loans to employees, officers and directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business; and (vii) deposit accounts maintained by Borrower in the ordinary course of business; (viii) Investments by Borrower into Subsidiary (including without limitation the

Exempt Subsidiaries) or by a Subsidiary into another Subsidiary to fund such Subsidiary’s ordinary course operations (for clarity, for purposes of this section, the “ordinary course operations” shall include operations related to the financing, buildout, development and operation of the business of such Exempt Subsidiary, including the Indebtedness of the Exempt Subsidiaries in favor of the State of Mississippi and in the future the United States Department of Energy).
“Subsidiary” means any entity of which a majority of the outstanding capital interest entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries, including any Exempt Subsidiary.
     “Warrant” or “Warrants” means the Warrant in favor of each of the Lenders and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C attached to the Agreement and the New Warrants in the form of that of Exhibit C-2 attached to this Amendment 2.
     III. Section 5 of the Agreement. Section 5.3 of the Agreement shall be deleted and replaced with the following:
5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete as of the date of this Amendment 2.
     IV. Section 6 of the Agreement. Section 6.1 of the Agreement shall be deleted and replaced with the following:
6.1 Good Standing and Compliance. Borrower and its Subsidiaries shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
     V. Section 6 of the Agreement. Section 6.7 of the Agreement shall be deleted and replaced with the following:
6.7 Taxes. Borrower and its Subsidiaries shall file all required tax returns, and shall pay all taxes they owe other than where the failure to comply would not reasonably be expected to have a Material Adverse Effect.
          VI. Section 6.10 of the Agreement shall be deleted and replaced with the following:
     6.10 Dissolution of Kior BV. Borrower shall not permit a Lien to arise on the capital stock of Kior BV, or physically pledge the stock certificates of Kior BV, in favor of any other party other than Lender and Borrower shall diligently pursue the dissolution of Kior BV as soon as reasonably practicable. The Agent, on behalf of itself and the Lenders, hereby waives any Event of Default that may have arisen under Section 8.3 of the Agreement as a result of the Borrower’s inability to dissolve the existence of Kior BV prior to the date of this Amendment 2.
     VII. Section 6 of the Agreement. A new Section 6.11 and Section 6.12 shall be added:
6.11 Creation of Subsidiaries. Borrower shall provide Agent not less than 15 days prior written notice of the formation of a Subsidiary after the date hereof, whether domestic or foreign. Except as set forth herein, Borrower shall take all steps necessary at the request of Lenders to cause each domestic Subsidiary to be a co-borrower hereunder or a guarantor hereof and shall cause such Subsidiary to grant a first priority security interest in all of its assets to Agent on behalf of Lenders and/or cause a pledge of such Subsidiary’s stock in favor of Agent on behalf of Lenders. Borrower shall take all steps necessary at the request of Lenders to pledge in favor of Agent on behalf of Lenders the capital stock of each foreign Subsidiary provided such pledge may be limited to sixty-five percent (65%) of such Subsidiary’s capital stock. Notwithstanding the foregoing, Columbus shall not be required to become a Borrower or guarantor hereof, and unless and until the membership interests of Columbus are evidenced in certificated form, Agent will not require a physical pledge of the membership interests of Columbus (provided nothing herein shall be deemed to release Agent’s security interest in such membership interests). In addition, Agent agrees that from time to time in the future Borrower may form Exempt Subsidiaries. Provided that Agent is given prior notice as required by the first sentence of this Section 6.11, and provided such obligations are in form and substance acceptable to Agent, Borrower shall not, upon Agent’s approval, be required to cause such Exempt Subsidiary to become a Borrower or guarantor hereof, provided that nothing herein shall be deemed to release Agent’s security interest in an Exempt Subsidiary’s capital stock or membership interests and Agent shall not be deemed to have waived the right to request a physical pledge of such Exempt Subsidiary’s capital stock in favor of Agent.
6.12 Issuance of New Warrants. On or before March 31, 2011, Borrower shall issue to each Lender a New Warrant for the purchase of the Borrower’s Series C Preferred Stock in a total aggregate price to all Lenders of $250,000, which series of preferred stock is to be authorized, designated, issued and sold for purposes of an equity financing of Borrower after the date hereof in the amount of at least $60,000,000 (the “Series C Offering”). In the event that the Series C Offering is not completed by such date, then in such event, Borrower shall issue to each Lender a New Warrant for the purchase of Borrower’s existing Series B Preferred Stock in a total aggregate price to all Lenders of $250,000 with an exercise price of $9.84, and Borrower shall take all steps necessary to authorize additional shares of Series B Preferred Stock (with identical terms, rights and privileges as the authorized and issued Series B Preferred Stock) for issuance under the New Warrant, including the amendment of Borrower’s Amended and Restated Certificate of Incorporation of Kior, Inc. Borrower’s failure to issue and deliver the New Warrants to Lenders by March 31, 2011 shall be an Event of Default.
     VIII. Section 7 of the Agreement. Section 7.11 of the Agreement shall be deleted and replaced with the following:
7.11 Deposit and Securities Accounts; Accounts of Exempt Subsidiaries. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Agent on behalf of all Lenders has obtained a perfected first priority security interest. Notwithstanding the foregoing, Lender shall not have a perfected security interest in (i) Borrower’s certificate of deposit account no. 0910-00121407355 with Bank of America which secures Borrower’s commercial credit card facility, provided the amount of such account shall not exceed $125,000; and (ii) any deposit account maintained by Columbus, provided the amount of funds in such deposit account(s) does not exceed at any time the sum of (a) $5,000,000 plus (b) the aggregate of the accounts payable of Columbus then due and payable within the following 60 days; and (iii) any deposit account maintained by an Exempt Subsidiary provided the amount of funds in such deposit account(s) does not exceed at any time the sum of (a) $5,000,000 plus (b) the aggregate of the accounts payable of such Exempt Subsidiary then due and payable within the following 60 days. For so long as the Obligations are outstanding, Borrower shall not hold directly or indirectly, purchase or create a purchase order or directive to purchase any auction rate securities or similar financial instruments regardless of whether such securities are to be held by Borrower or through one or more brokerage accounts.
     IX. Section 7 of the Agreement. Section 7.12 of the Agreement shall be deleted and replaced with the following:
7.12 Maintenance of Subsidiaries. Except as set forth in Section 6.10 hereof Borrower shall not, and shall not permit or cause any Subsidiary to, (i) except with respect to Columbus, and upon Agent’s approval with respect to any future Exempt Subsidiary, which approval shall not be unreasonably withheld and timely, sell, dispose of, convey, or allow a Lien to arise on any of its assets, including Intellectual Property (as defined in Exhibit A) owned by such Subsidiary (and for this purpose, the definition of “Intellectual Property” shall be deemed to refer to such Subsidiary) except for non-exclusive licenses entered into in the ordinary course of business; (ii) divest or “spin-off” any Subsidiary except where as a result of such transaction Borrower and/or Borrower’s shareholders or affiliates retain or obtain majority ownership of such Subsidiary; (iii) merge or consolidate any Subsidiary with or into another entity (unless as a result of such merger Borrower and/or Borrower’s shareholders or affiliates retain or obtain majority ownership of the surviving entity); (iv) permit a Change of Control (as defined below) of any Subsidiary; (v) make a pledge of, any capital stock of any Subsidiary in favor of any person other than Lender; or (vi) materially change the corporate structure and business operations of the Borrower and its Subsidiaries taken as a whole. For the purposes of this Section 7.12, a “Change of Control” shall mean, any transaction or series of related transactions whereby the Borrower and/or Borrower’s shareholders or affiliates of Borrower holding in excess of 50% of the outstanding voting capital stock of any Subsidiary immediately prior to such transaction or transactions, shall own less than 50% of the outstanding voting or capital stock of such Subsidiary immediately following such transaction or transactions.
     X. Conditions Precedent to the effectiveness of Amendment 2:
          The obligation of Lenders to enter into this Amendment 2 is subject to the performance and fulfillment of each and every of the following conditions precedent in form and substance satisfactory to Lenders in their sole discretion:
          (a) This Amendment 2 shall have been duly executed and delivered by Borrower.
          (b) The LCP Amended Note, the Leader-A Amended Note, and the Leader B Amended Note shall have been duly executed and issued by Borrower to Lenders.
          (c) Without limiting the foregoing or Lender’s rights or Borrower’s Obligations under the Agreement, such consents, including the approvals of Borrower’s board of directors, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lenders’ security interest in the Collateral as amended hereby and as originally configured, in form and substance satisfactory to Lenders in its sole discretion, shall have been delivered by Borrower to Lenders.
          (d) A good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date shall have been delivered to Lenders.
          (e) All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Amendment 2, and the other Loan Documents shall have been delivered to Lenders.
     XI. Additional Terms and Conditions
          (a) Further Conditions. The following are conditions precedent to Lenders’ obligations hereunder, without delivery and performance of which to Lenders’ satisfaction, the original payment terms of the Loan Documents and the Notes shall remain in full force and effect, unamended hereby:
               (i) Borrower shall deliver an Incumbency Certificate, in the form attached hereto as Exhibit E-1, certified by responsible officers of Borrower, and attachments thereto including the resolutions adopted by Borrower’s board of directors authorizing the execution and delivery of this Amendment 2 and the other documents referred to in this Amendment 2 and the performance by Borrower of its obligations under such documents.
               (ii) Borrower shall execute and deliver all other documents, as Lenders shall have reasonably requested prior to the execution by Borrower and Lender of this Amendment 2.
          (b) Representations and Warranties of Borrower. Giving effect to this Amendment 2 and the Disclosure Schedules attached hereto and made a part hereof, Borrower reaffirms the representations and warranties made to Lenders in the Agreement as of the date hereof as though fully set forth herein. Borrower further warrants and represents, as a significant material inducement to Lenders to enter hereinto, that: (i) no Events of Default have occurred that have not been disclosed to Lenders by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same, except as previously disclosed to Lender in writing; and (iii) it is in full compliance with Section 7.11 of the Agreement.

          (c) No Control. Borrower warrants and represents, as a significant material inducement to Lenders to enter hereinto, that none of Lenders nor, to the Borrower’s knowledge, any affiliate, officer, director, employee, agent, or attorney of Lenders, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lenders has not, are not and will not have engaged in any of the foregoing.
          XI. Integration Clause. This Amendment 2, together with all Loan Documents required to be entered into in connection with this Amendment 2, represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NONE OF THE AGREEMENT OR THIS AMENDMENT 02 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDERS AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lenders’ rights and remedies under this Amendment 2 and the Agreement may be enforced to the maximum extent permitted under applicable law. This Amendment 2 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 2 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lenders and Borrower shall limit the effectiveness hereof or the rights and remedies of Lenders against Borrower.

Except as amended hereby, the Agreement remains unmodified and unchanged.
BORROWER:
Kior, Inc.

By:	/s/ Fred Cannon
Name:	Fred Cannon
Title:	President & CEO
AGENT:

Lighthouse Capital Partners VI, L.P.
By:	Lighthouse Management Partners VI, L.L.C., its general partner

By:
Name:
Title:

LENDERS:

Leader Lending, LLC — Series A	Leader Lending, LLC — Series B

By:	By:

Name:	Name:

Title:	Title:

Lighthouse Capital Partners VI, L.P.
By:	Lighthouse Management Partners VI, L.L.C., its general partner

By:
Name:
Title:

Attachments

Exhibit B-1	Amended and Restated Promissory Note (Lighthouse)

Exhibit B-2	Amended and Restated Promissory Note (Leader — Series A)

Exhibit B-3	Amended and Restated Promissory Note (Leader — Series B)

Exhibit C-2	Form of New Warrant

Exhibit E-1	Form of Incumbency Certificate

Schedule 1-1	Disclosure Schedule

Exhibit B-1
$4,124,449.66
Amended and Restated Secured Promissory Note
This Amended and Restated Secured Promissory Note (this “Note”) is made effective February 1, 2011, by Kior, Inc. (“Borrower”) in favor of Lighthouse Capital Partners VI, L.P. (collectively with its assigns, “Lender”) and amends, restates and replaces in its entirety that certain Secured Promissory Note dated January 29, 2010 in the principal amount of $4,900,000, made by Borrower in favor of Lender pursuant to that certain Loan and Security Agreement No. 1452 between Borrower, Lighthouse Capital Partners VI, L.P. as Agent, the other lenders party thereto and Lender dated January 27, 2010 (the “Loan Agreement”). Initially capitalized terms used and not otherwise defined herein shall have the meaning defined in the Loan Agreement.
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 3555 Alameda de las Pulgas, Suite 200, Menlo Park, CA 94025, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $4,124,449.66 (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.
“Amendment Fee” means $175,000; $35,000 of which has been paid as of the date hereof; the remaining $140,000 of which shall be due and payable on the Maturity Date.
“Basic Rate” a per annum rate of interest equal to (i) 13% during the Interest Only Period and (ii) 12% on and after the Loan Commencement Date.
“Final Payment” means $367,500.
“Interest Only Period” means the period commencing on February 1, 2011 and continuing through the day immediately preceding the Loan Commencement Date.
“Loan Commencement Date” means March 1, 2012.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Date” means the first day of each calendar month.
“Prepayment Fee” means (i) 3% of the outstanding principal amount being prepaid for any prepayment made on or before December 31, 2011; (ii) 2% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2012; and (iii) 1% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2013 or thereafter.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.
1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Amendment Fee.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee, if applicable; (iv) the Amendment Fee; and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.
4. Collateral. This Note is secured by the Collateral.
5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction and venue of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Kior, Inc.

By:
Name:	Fred Cannon
Title:	President & CEO

Exhibit B-2
$883,810.64
Amended and Restated Secured Promissory Note
This Amended and Restated Secured Promissory Note (this “Note”) is made effective February 1, 2011, by Kior, Inc. (“Borrower”) in favor of Leader Lending, LLC — Series A (collectively with its assigns, “Lender”) and amends, restates and replaces in its entirety that certain Secured Promissory Note dated January 29, 2010 in the principal amount of $1,050,000, made by Borrower in favor of Lender pursuant to that certain Loan and Security Agreement No. 1452 between Borrower, Lighthouse Capital Partners VI, L.P. as Agent, the other lenders party thereto and Lender dated January 27, 2010 (the “Loan Agreement”). Initially capitalized terms used and not otherwise defined herein shall have the meaning defined in the Loan Agreement.
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 311 California Street, Suite 420, San Francisco, CA 94104, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $883,810.64 (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.
“Amendment Fee” means $37,500; $7,500 of which has been paid as of the date hereof; the remaining $30,000 of which shall be due and payable on the Maturity Date.
“Basic Rate” a per annum rate of interest equal to (i) 13% during the Interest Only Period and (ii) 12% on and after the Loan Commencement Date.
“Final Payment” means $78,750.
“Interest Only Period” means the period commencing on February 1, 2011 and continuing through the day immediately preceding the Loan Commencement Date.
“Loan Commencement Date” means March 1, 2012.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Date” means the first day of each calendar month.
“Prepayment Fee” means (i) 3% of the outstanding principal amount being prepaid for any prepayment made on or before December 31, 2011; (ii) 2% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2012; and (iii) 1% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2013 or thereafter.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.
1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Amendment Fee.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee, if applicable; (iv) the Amendment Fee; and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.
4. Collateral. This Note is secured by the Collateral.
5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction and venue of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Kior, Inc.

By:
Name:	Fred Cannon
Title:	President & CEO

Exhibit B-3
$883,810.64
Amended and Restated Secured Promissory Note
This Amended and Restated Secured Promissory Note (this “Note”) is made effective February 1, 2011, by Kior, Inc. (“Borrower”) in favor of Leader Lending, LLC — Series B (collectively with its assigns, “Lender”) and amends, restates and replaces in its entirety that certain Secured Promissory Note dated January 29, 2010 in the principal amount of $1,050,000, made by Borrower in favor of Lender pursuant to that certain Loan and Security Agreement No. 1452 between Borrower, Lighthouse Capital Partners VI, L.P. as Agent, the other lenders party thereto and Lender dated January 27, 2010 (the “Loan Agreement”). Initially capitalized terms used and not otherwise defined herein shall have the meaning defined in the Loan Agreement.
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 311 California Street, Suite 420, San Francisco, CA 94104, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $883,810.64 (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.
“Amendment Fee” means $37,500; $7,500 of which has been paid as of the date hereof; the remaining $30,000 of which shall be due and payable on the Maturity Date.
“Basic Rate” a per annum rate of interest equal to (i) 13% during the Interest Only Period and (ii) 12% on and after the Loan Commencement Date.
“Final Payment” means $78,750.
“Interest Only Period” means the period commencing on February 1, 2011 and continuing through the day immediately preceding the Loan Commencement Date.
“Loan Commencement Date” means March 1, 2012.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Date” means the first day of each calendar month.
“Prepayment Fee” means (i) 3% of the outstanding principal amount being prepaid for any prepayment made on or before December 31, 2011; (ii) 2% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2012; and (iii) 1% of the outstanding principal amount being prepaid for any prepayment made during calendar year 2013 or thereafter.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.
1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Amendment Fee.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee, if applicable; (iv) the Amendment Fee; and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.
4. Collateral. This Note is secured by the Collateral.
5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction and venue of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Kior, Inc.

By:
Name:	Fred Cannon
Title:	President & CEO

Exhibit E-1
Incumbency Certificate
     The undersigned, Andre Ditsch, hereby certifies that:
1. He/She is the duly elected and acting Secretary of Kior, Inc., a Delaware corporation (the “Company”).
2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Fred Cannon	President & Chief Operating Officer

John H. Karnes	Chief Financial Officer

Andre Ditsch	Secretary
3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.
4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.
5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of an amendment to the loan facility with Lighthouse Capital Partners VI, L.P.
     IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on February 28, 2011.

Kior, Inc.

By:
Name:	Andre Ditsch
Title:	Secretary
     I, the President and Chief Operating Officer of the Company, do hereby certify that Andre Ditsch is the duly qualified, elected and acting Secretary of the Company and that the above signature is his or her genuine signature.
     IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on February 28, 2011.

Kior, Inc.

By:
Name:	Fred Cannon
Title:	President and Chief Operating Officer

Schedule 1-1
Disclosure Schedule
Deposit and Securities Accounts

LCP
Office
			Contact Information for		Use
	Account Information:		Account:		Only:
Account	Bank Name:	Silicon Valley Bank	Contact Name:	Cynthia Brooks-Manson	ACA
Number	Address:	3005 Tasman Drive	Phone:	(512) 372-6763	X
1	City, State, Zip:	Santa Clara, CA 95054	Fax:	(512) 346-9207
(ACH Account)	Phone:	(408) 654-7400	E-mail:	cbrooks@svb.com
Fax:
	Type of Account:	Checking — KiOR, Inc.
	Account number:	3300709708
	Approx Balance	$1,100,000 @ 2/6/2011

Account Number	Bank Name:	Silicon Valley Bank / US Bank	Contact Name:	Cynthia Brooks-Manson	ACA
2	Address:	3005 Tasman Drive	Phone:	(512) 372-6763	No
(Money Market	City, State, Zip:	Santa Clara, CA 95054	Fax:	(512) 346-9207
Account)	Phone:	(408) 654-7400	E-mail:	cbrooks@svb.com
Fax:
	Type of Account:	Custodial Account
	Account number:	19-SV613 — KiOR, Inc
	Approx Balance	$35,000,000

Account Number	Bank Name:	Bank of America	Contact Name:	Tim Thurman	ACA
3	Address:	12400 I 45 North Freeway	Phone:	(888) 852-5000, ex 5640	No
	City, State, Zip:	Houston, TX 77060	Fax:	(800) 839-9516
	Phone:		E-mail:	timothy.thurman@baml.com
Fax:
	Type of Account:	Certificate of Deposit —
KiOR, Inc.
	Account number:	0910-00121407355
(support for credit card)
	Approx Balance	$102,000

Account Number	Bank Name:	Silicon Valley Bank	Contact Name:	Cynthia Brooks-Manson	ACA
4	Address:	3005 Tasman Drive	Phone:	(512) 372-6763	X
	City, State, Zip:	Santa Clara, CA 95054	Fax:	(512) 346-9207
	Phone:	(408) 654-7400	E-mail:	cbrooks@svb.com
Fax:
	Type of Account:	Checking — KiOR Columbus
	Account number:	3300765426
	Approx Balance	$5,00,000 @ 2/6/2011
Permitted Liens
Existing Liens:

•	Lien of Lighthouse Capital Partners VI, L.P. securing obligations of Parent under that certain Loan and Security Agreements No. 1451 & 1452 dated December 30, 2008 and January 27, 2010 respectively.

•	Operating Leases as outlined below:

Vendor	Property Description	Dates Covered
Great America	Konica Minolta C351 Full Color Copier	6/9/09-6/9/12
Great America	Konica Minolta Bizhub digital copier (used)	8/25/08-8/24/11
Great America	Konica Minolta Bizhub 350 Copier System	3/10/10 — 3/10/13
Great America	Konica Minolta Bizhub digital copier (used)	9/14/10 — 9/14/13
CPM LABFAB Inc.	One Lab	11/1/08-11/1/10
CPM LABFAB Inc.	Two Labs	12/1/08-12/1/10
CPM LABFAB Inc.	One Lab	6/1/10 — 6/1/11
Southern Ionics Inc.	Plant Site	11/1/08-10/31/11
De Lage Landen	Forklift	9/1/09 — 9/1/12
Mobile Modular	Offices — Contract 230000644.1	12/1/08-12/1/11
Mobile Modular	Offices — Contract 230000120.1	12/7/08 — 12/7/11
Mobile Modular	Offices — Contract 230000329.1	5/7/09 — 5/7/12
Mobile Modular	Offices — Contract 230001286.1	10/1/10 — 10/1/13
Quantum Analytics	Pyrolyzer	8/7/10 — 8/7/13
Quantum Analytics	Pyrolyzer	11/5/10 — 11/5/13
Subsidiaries
Kior BV in liquidation, a wholly owned subsidiary of Borrower organized under the laws of The Netherlands.
Kior Columbus LLC, a limited liability company organized under the laws of Delaware and a wholly-owned subsidiary of Parent.
Prior Names
Bio Catalytic Cracking, Inc.
5.6 Litigation and Administrative Proceedings
Parent has initiated a lawsuit against George Huber (“Huber”), a prior member of the Borrower’s scientific advisory board, based in part on a belief that Huber may have breached the terms of his consulting agreement with Borrower.
A former employee has instituted summary proceedings against Kior BV in Dutch courts claiming continuation of employment even though his employment contract ended April 30, 2010.
5.15 KIOR BV
Kior BV currently holds almost no cash reserves. Kior BV is a party to no agreements other than an intercompany agreement between Kior, Inc. and Kior BV.
Hans Heinerman was the sole employee of Kior BV and his employment was terminated prior to April 30, 2010. A final severance agreement with Mr. Heinerman has not been completed due to ongoing court proceedings in the Netherlands and is holding up final liquidation of Kior BV.

Business Premises

	Each Location Address where Lighthouse		Landlord/Property Management
	Capital Partners has financed assets:		Information:
Current	Contact Name:	G. E. Staggs	Contact Name:	Milton Sundbeck,
Headquarters	Address:	13001 Bay Park Road		President
(Location 1)	City, State, Zip:	Pasadena, TX 77507	Company Name:	Southern Ionics
	Phone:	(281) 694-8710		Incorporated
	Fax:	(281) 694-8799	Address:	Drawer 1217
			City, State, Zip:	West Point, MS 39701
			Phone:	(662) 494-3055 x 201
			Fax:	(662) 495-2590
			Local Contact:	Craig Cantrell,
Plant Manager
			Local Address:	12901 Baypark Rd.
			City, State, Zip:	Pasadena, TX 77507
			Phone:	(281) 474-4826 x 131
			Cell:	(281) 703-3439
			Fax:	(281) 474-4973